EXHIBIT 10.1

EMCORE CORPORATION
2012 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective as of January 13, 2016)

ARTICLE I.
PURPOSES OF THE PLAN
The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.
Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Purchase Rights, Performance Units and Share Awards may also be granted under the Plan.

ARTICLE II.
DEFINITIONS
2.1    Certain Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Committee administering the Plan, in accordance with Section 4 of the Plan.
(b)“Adjustment Event” means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.
(c)“Affiliate” means (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any Subsidiary or Parent of the Company or any Affiliate of the Company; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.
(d)“Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Purchase Rights, Performance Units, or Share Awards.
(f)“Award Agreement” means the written or electronic agreement, contract, or other instrument or document evidencing or setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan, and in the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern. The terms of any plan, policy or guideline adopted by the Administrator and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein.
(g)“Awarded Stock” means the Common Stock subject to an Award.
(h)“Beneficial Ownership” (including correlative terms) shall have the same meaning given such term in Rule 13d-3 promulgated under the Exchange Act.
(i)“Board” means the Board of Directors of the Company.
(j)“Cause” means (as determined by the Administrator) (i) willful and continued failure to perform substantially the Participant’s material duties with the Company (other than any such failure resulting from the Participant’s incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the person or entity that supervises or manages the Participant, (ii) engaging in willful and serious misconduct that is injurious to the Company or any of its Subsidiaries, (iii) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its Subsidiaries, (iv) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Participant’s job performance, (v) material violation of any Company policy that results in harm to the Company or any of its Subsidiaries or (vi) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude. A “Termination for Cause,” shall include a determination by the Administrator following a Participant’s termination of employment for any other reason that, prior to such termination of employment, circumstances constituting Cause existed with respect to such Participant.
(k)“Change in Control” means, unless otherwise determined by the Administrator at or after the grant date, the occurrence of any of the following:
(i) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or other similar awards granted by the Company) of any Voting Securities by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred hereunder, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control;

(ii) the individuals who, immediately prior to the effective date of this Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election, by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) the consummation of:

(A) a merger, consolidation or reorganization involving the Company unless:

(1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

(3) no Person, other than (i) the Company, (ii) any Related Entity , (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Related Entity or (iv) any Person who, together with its Affiliates, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (1) through (3) above is referred to herein as a “Non-Control Transaction”);

(B) a complete liquidation or dissolution of the Company; or

(C) the sale or other disposition of all or substantially all of the assets or business of the Company to any Person (other than a transfer to a Related Entity or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities which in either case increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur. Solely for purposes of this Change in Control definition, (x) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; (y) any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose; and (z) neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.
(l)“Change in Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Administrator as constituted before the Change in Control, if any part of the offered price is payable other than in cash.
(m)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.
(n)“Committee” means the Compensation Committee of the Board or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein.
(o)“Common Stock” means the no par value common stock of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged (or, in the case of certain Restricted Stock Units, the cash equivalent thereof).
(p)“Company” means EMCORE Corporation, a New Jersey corporation, and any successor thereto.
(q)“Consultant” means any person, including an advisor, engaged by the Company or any Parent, Subsidiary or Affiliate to render services to such entity in a consulting, independent contractor or other similar role.
(r)“Director” means a member of the Board.
(s)“Disability” means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis; provided, that (i) for purposes of Incentive Stock Options, the term “Disability” shall have the meaning assigned to the term “Permanent and Total Disability” by Section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months), and (ii) with respect to any Award that constitutes deferred compensation subject to Section 409A of the Code, “Disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code. The Administrator’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Administrator. Notwithstanding the foregoing (but except in the case of ISOs and awards subject to Section 409A of the Code), with respect to any Participant who is a party to an employment agreement with the Company or any Parent, Subsidiary or Affiliate, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement.
(t)“Dividend Equivalents” means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.
(u)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, an Affiliate, or any successor or (iii) as provided in an Award Agreement. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(w)“Fair Market Value” of a share of Common Stock as of a given date shall be: (i) if the Common Stock is listed or admitted to trading on an established stock exchange (including, for this purpose, The Nasdaq Global Market that comprises part of The Nasdaq Stock Market), the closing sale price for a share of Stock on the composite tape or in Nasdaq Global Market trading as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Administrator shall select) on such date, or, if no such price is reported on such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the closing sale price for a share of Common Stock on such date as reported by The Nasdaq Capital Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such price is reported for such date, the most recent day for which such price is available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above is practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Administrator shall, in its discretion, select and apply in good faith as of the given date; provided, however, that for purposes of an ISO, such fair market value shall be determined subject to Section 422(c)(7) of the Code.
(x) “Fiscal Year” means the fiscal year of the Company.
(y)“Incentive Stock Option” means an Option designated as such and that qualifies as an incentive stock option within the meaning of Section 422 of the Code.
(z)“Non-Control Acquisition” - an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction.
(aa)“Nonstatutory Stock Option” means an Option designated as such or an Option that does not otherwise meet the requirements of Section 422 of the Code.
(bb) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement (and may be contained in the document or instrument evidencing the Award Agreement).
(cc) “Officer” means each person who is an officer of the Company or any Subsidiary or Parent and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.
(dd) “Option” means a stock option granted pursuant to the Plan.
(ee) “Optionee” means the holder of an outstanding Option granted under the Plan.

(ff) “Parent” means a “parent corporation,” whether now or hereafter existing, of the Company as defined in Section 424(e) of the Code.
(gg) “Participant” means the holder of an outstanding Award granted under the Plan.
(hh) “Performance Goals” for any grant of Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Administrator: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to customer satisfaction, research, development, products or projects and recruiting and maintaining personnel.
Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for the applicable Performance Period, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally acceptable accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act; provided, that the Administrator shall have no discretion with respect to any Award intended to qualify as “performance-based” compensation under Section 162(m) of the Code if the exercise of such discretion or the ability to exercise such discretion would cause such Award to fail to qualify as “performance-based” compensation under Section 162(m) of the Code.
(ii) “Performance Period” means the time period of any Fiscal Year or such other period as determined by the Administrator in its sole discretion during which the performance objectives must be met.
(jj) “Performance Unit” means a Participant’s contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock or a combination thereof, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, until the attainment of specified performance objectives, or until otherwise determined by the Administrator or in accordance with the Plan. Each Performance Unit represents an unfunded and unsecured obligation of the Company.
(kk) “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.
(ll) “Plan” means this EMCORE Corporation 2012 Equity Incentive Plan, as the same may be interpreted by the Administrator and/or be amended from time to time.
(mm) “Replacement Award” means an Award made to employees of companies or businesses acquired by the Company to replace incentive awards and opportunities held by such employees prior to such acquisition.
(nn) “Restricted Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, until the attainment of specified performance objectives, and/or until otherwise determined by the Administrator or in accordance with the Plan. Additionally, Restricted Stock, if context demands, may also refer herein to shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.
(oo) “Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Administrator on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, until the attainment of specified performance objectives, or until otherwise determined by the Administrator or in accordance with the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(pp) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(qq) “Section 16(b)” means Section 16(b) of the Exchange Act.
(rr) “Service Provider” means an Employee, Director or Consultant. Unless otherwise provided in an Award Agreement, a person shall continue to be a Service Provider even if such person ceases to be an Employee, Director or Consultant, as the case may be, but continues to provide services uninterrupted in a different position constituting a Service Provider.
(ss) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(tt) “Share Award” means an Award of unrestricted shares of Common Stock granted pursuant to the Plan.
(uu) “Stock Appreciation Right” means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Administrator on the grant date, multiplied by (ii) a stated number of shares of Common Stock.
(vv) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.
(ww) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, of the Company as defined in Section 424(f) of the Code.
(xx) “Voting Securities” means all the outstanding voting securities of the Company entitled to vote generally in the election of the Board.

ARTICLE III.
STOCK SUBJECT TO THE PLAN
3.1 Number. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that are available for Awards under the Plan is 2,500,000 Shares (all of which may be the subject of Incentive Stock Options granted under the Plan). The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. The Shares may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose of reacquired Common Stock.
3.2 Cancelled or Forfeited Awards, etc. Shares subject to any Award granted under the Plan (other than Replacement Awards) that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock, or, with respect to Shares of Restricted Stock that are forfeited back to or repurchased by the Company, such Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Replacement Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall not be available for grant under the Plan.
Without limiting the generality of the above, (i) shares of Common Stock tendered by a Participant or withheld by the Company to pay the exercise price of any Options or Stock Appreciation Rights shall not be available for grant under the Plan, (ii) shares of Common Stock tendered by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Options, Stock Appreciation Rights, or Oher “full-value” Awards shall not be available for grant under the Plan, and (iii) upon settlement of Stock Appreciation Rights, the total number of shares of Common Stock subject to the Stock Appreciation Rights shall not be available for grant under the Plan (for purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due is 15,000 shares, 100,000 shares shall be counted against the Plan’s share limit). However, shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control

(i.e., Alternative Awards), or issued in connection with Replacement Awards, shall not be counted against the maximum limitation specified in Section 3.1 above.
For purposes of this Article III, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Article X, the number of shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both Awards).
3.3    Limit on Awards to Non-Employee Directors. Awards that are granted during any one calendar year to any person who, on the grant date of the Award, is a non-employee Director are subject to the limits of this Section 3.3. The maximum number of shares of Common Stock subject to Awards granted during any one calendar year to an individual who, on the grant date of the Award, is a non-employee Director is the number of shares that produces a grant date fair value for the Award that, when combined with the grant date fair value of any other Awards granted during that same calendar year to that individual in his or her capacity as a non-employee Director, is $250,000; provided that this limit is $350,000 as to (1) a non-employee Director who is serving as the Chairman of the Board or the Lead Independent Director at the time the applicable grant is made or (2) any new non-employee Director for the calendar year in which the non-employee Director is first elected or appointed to the Board. For purposes of this Section 3.3, a “non-employee Director” is an individual who, on the grant date of the Award, is a member of the Board who is not then an Officer or Employee of the Company or one of its Subsidiaries. For purposes of this Section 3.3, “grant date fair value” means the value of the Award as of the date of grant of the Award and as determined using the equity award valuation principles applied in the Company’s financial reporting. The limits of this Section 3.3 do not apply to, and shall be determined without taking into account, any Award granted to an individual who, on the grant date of the Award, is an Officer or Employee of the Company or one of its Subsidiaries. The limits of this Section 3.3 apply on an individual basis and not on an aggregate basis to all non-employee Directors as a group.

ARTICLE IV.
ADMINISTRATION OF THE PLAN
4.1 Procedure.
(a) Administrative Body. The Committee shall administer the Plan.
(b) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
(c) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.
(d) Other Administration. Other than as provided above, the Plan shall be administered by the Committee, which committee shall be constituted to satisfy Applicable Laws.
(e) Delegation. The Committee may delegate, subject to the provisions of this Plan, EMCORE Corporation’s Incentive Stock Option Grant Policy and such other policies as the Committee may adopt, to any officer or group of officers, or director or group of directors of the Company (including to a subcommittee of members of the Compensation Committee of the Board) or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Officers; provided, that any delegation to one or more officers of the Company shall be subject to N.J.S.A. Section14A:8-1(4) (or successor provision). Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Officers.
4.2 Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:
(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
(iv)to approve forms of agreement for use under the Plan;

(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised, purchased or vested (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any customary representations, warranties and covenants with respect to securities law matters, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(vi)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws or satisfying applicable foreign laws;
(viii)to modify the terms and conditions of Awards granted to Participants employed outside the United States, or take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder;
(ix)to modify or amend each Award (subject to Sections 4.4 and 17.3 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement);
(x)to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
(xi)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii)appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan;
(xiii)to make all other determinations deemed necessary or advisable for administering the Plan.
4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder.
4.4 Prohibition Against Repricing. Except to the extent (i) approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right, or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.
ARTICLE V.
ELIGIBILITY
Nonstatutory Stock Options, Stock Appreciation Rights, Stock Purchase Rights, Restricted Stock Units, Restricted Stock, Performance Units or Share Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
ARTICLE VI.
LIMITATIONS ON OPTIONS AND STOCK APPRECIATION RIGHTS
6.1 Generally. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.1, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

6.2 Individual Limitations. The following limitations shall apply to grants of Options and Stock Appreciation Rights:
(a) No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 150,000 Shares. No Service Provider shall be granted, in any Fiscal Year, Stock Appreciation Rights covering more than 150,000 Shares.
(b) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 300,000 Shares, which shall not count against the limit set forth in paragraph (a) above. In connection with his or her initial service, a Service Provider may be granted Stock Appreciation Rights covering up to an additional 300,000 Shares, which shall not count against the limit set forth in paragraph (a) above.
(c) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan.
(d) If an Option or Stock Appreciation Right is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), such cancelled Award will be counted against the limits set forth in paragraphs (a) and (b) above.

ARTICLE VII.
TERM OF PLAN
The Plan was originally approved by the Company’s shareholders at the annual meeting of shareholders on March 9, 2012 and an amendment and restatement of the Plan was approved by the Company’s shareholders at the annual meeting of shareholders on March 5, 2014. The second amendment and restatement of the Plan provided herein is subject to shareholder approval at the annual meeting of shareholders on March 11, 2016. The Plan shall continue in effect, unless sooner terminated pursuant to this Article VII, until the tenth anniversary of the date on which shareholder approval of the Plan is last obtained.

ARTICLE VIII.
TERM OF OPTION AND STOCK APPRECIATION RIGHTS
The term of each Option and Stock Appreciation Right shall be stated in the Award Agreement (but no term shall be longer than ten (10) years from the date of grant). In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

ARTICLE IX.
OPTION EXERCISE PRICE AND CONSIDERATION
9.1 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
(a) In the case of an Incentive Stock Option
(i) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(ii) granted to any Employee other than an Employee described in paragraph (i) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(b) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(c) Notwithstanding the foregoing, and subject to the EMCORE Corporation’s Incentive Stock Option Grant Policy and such other policies as the Administrator may adopt, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a Replacement Award.

9.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
9.3 Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
(i) cash;
(ii) check;
(iii) promissory note;
(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
(vi) any combination of the foregoing methods of payment; or
(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

ARTICLE X.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
10.1 Procedure for Exercise; Rights as a Shareholder. Any Option and Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options and Stock Appreciation Rights granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.
Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Administrator at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may granted on a freestanding basis, not related to any Option. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.
A Stock Appreciation Right shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such cash amount, determined by multiplying: (i) any increase in the Fair Market Value of one share of Common Stock on the exercise date over the base price fixed by the Administrator on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with an Option but after the grant date of such Option, then not less than the exercise price of such Option), by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. Notwithstanding the foregoing, on the grant date the Administrator may establish a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

Shares issued upon exercise of an Option or Stock Appreciation Right shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) with respect to an Option or Stock Appreciation Right, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of such Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
10.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability or termination for Cause, the Participant may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that such Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right shall remain exercisable until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period then in effect with respect to such Award, and (ii) the expiration of the term of such Award. If, on the date of termination, the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of such Award shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified by the Administrator, such Award shall terminate, and the Shares covered by such Award shall revert to the Plan.
10.3 For Cause Termination. If a Participant ceases to be a Service Provider due to a termination for Cause, all Options and Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately terminate, and the Shares covered by such Awards shall revert to the Plan.
10.4 Disability of Service Provider. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent such Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right shall remain exercisable for twenty-four (24) months following the Participant’s termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of such Award shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified herein, such Award shall terminate, and the Shares covered by such Award shall revert to the Plan.
10.5 Death of Service Provider. If a Participant dies while a Service Provider, the Option or Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise such Award by bequest or inheritance, but only to the extent that such Award is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right shall remain exercisable for twenty-four (24) months following the Participant’s termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). If, at the time of death, the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of such Award shall immediately revert to the Plan. The Option or Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise such Award under the Participant’s will or the laws of descent or distribution. If the Option or Stock Appreciation Right is not so exercised within the time specified herein, such Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

ARTICLE XI.
STOCK PURCHASE RIGHTS
11.1 Grant of Stock Purchase Rights. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant under Stock Purchase Rights, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 150,000 Shares subject to Stock Purchase Rights. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Shares subject to Stock Purchase Rights, which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the cancelled Award will be counted against the limits set forth in this Section 11.1.

11.2 Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.
11.3 Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company (to the extent permitted by Applicable Laws). The repurchase option shall lapse at a rate determined by the Administrator.
11.4 Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
(a) General Restrictions. The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(b) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Stock Purchase Rights as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Stock Purchase Rights to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Stock Purchase Rights which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Rights under Section 162(m) of the Code (e.g., in determining the Performance Goals).
11.5 Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

ARTICLE XII.
RESTRICTED STOCK, RESTRICTED STOCK UNITS AND PERFORMANCE UNITS
12.1 Grant. Restricted Stock, Restricted Stock Units and Performance Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock, Restricted Stock Unit and Performance Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant (and the form of payout for Restricted Stock Units and Performance Units), which, subject to Section 12.4 of the Plan, may be left to the discretion of the Administrator. The Administrator, in its sole discretion, will determine the number of Restricted Stock Units to be granted to each Participant, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 150,000 Restricted Stock Units. The Administrator, in its sole discretion, will determine the number of Shares to which the Restricted Stock to be granted to each Participant pertain, provided that during any Fiscal Year, no Participant will receive any award(s) of Restricted Stock covering more than 150,000 Shares. The Administrator, in its sole discretion, will determine the number of Performance Units to be granted to each Participant, provided that during any Fiscal Year, the maximum dollar amount of cash which may be earned in connection with the grant(s) of Performance Units may not exceed $500,000. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units, and an award(s) of Restricted Stock covering up to an additional 300,000 Shares; such Awards shall not count against the limit set forth in the preceding sentences. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the cancelled Award will be counted against the limits set forth in this Section 12.1.
12.2 Vesting Criteria and Other Terms. The Administrator shall set vesting or other restriction criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units, Restricted Stock and Performance Units that will be paid out to the Participant. The period for which such restrictions apply are referred to herein as the “Restriction Period”.

(a) The Administrator may set vesting or other restriction criteria based upon the achievement of Company-wide, departmental, business unit, or individual goals (including, but not limited to, continued employment or service, or performance objectives), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(b) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units, Restricted Stock and Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set performance objectives based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock and Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock and Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units, Restricted Stock and Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).
12.3 Earning of Awards. Upon meeting the applicable vesting or other restriction criteria for Restricted Stock Units, Restricted Stock or Performance Units, the Participant shall be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, Restricted Stock and Performance Units, the Administrator, in its sole discretion, may reduce or waive any vesting or other restriction criteria that must be met to receive a payout; provided, that the Administrator shall have no discretion to take such action with respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code if the exercise of such action or the ability to exercise such action would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
12.4 Provisions Applicable to Restricted Stock Units and Performance Units.
(a) Payment of earned Restricted Stock Units and Performance Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units and Performance Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.
(b) No shares of Common Stock will be issued at the time an Award of Restricted Stock Units or Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.
(c) The Administrator shall determine whether and to what extent Dividend Equivalents will be credited to the account of a Participant receiving an Award of Restricted Stock Units. Unless and until the Company provides issuance of Shares in respect of his or her Award of Restricted Stock Units that is entered upon the records of the duly authorized transfer agent of the Company, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award. Unless and until the Company provides issuance of Shares in respect of his or her Award of Performance Units that is entered upon the records of the duly authorized transfer agent of the Company, a Participant holding outstanding Performance Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock payable in event of such Award.
12.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units, Restricted Stock and Performance Units shall be forfeited to the Company.
12.6 Provisions Applicable to Restricted Stock.
(a) Except as otherwise provided in an Award Agreement, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all Applicable Laws, the Award Agreement and any other agreement to which the Restricted Stock is subject. The Administrator shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan shall be void and of no effect.
(b) Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the following (or similar) legend:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE EMCORE CORPORATION 2012 EQUITY INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c) The Administrator shall determine whether and to what extent dividends and distributions will be credited to the account of a Participant receiving an Award of Restricted Stock. A Participant holding outstanding Restricted Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

ARTICLE XIII.
Share Awards
Share Awards may be granted to Participants at such time or times as shall be determined by the Administrator on such terms and conditions as the Administrator may determine in its discretion. The Administrator, in its sole discretion, will determine the number of Shares covered by any Share Award to be granted to each Participant; provided, that during any Fiscal Year, no Participant will receive any Share Award(s) covering more than 150,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted a Share Award(s) covering up to an additional 300,000 Shares, which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. Share Awards may be made as additional compensation for services rendered by a Participant to the Company or any Parent, Subsidiary or Affiliate, or may be in lieu of cash or other compensation to which the Participant may be entitled from the Company or any Parent, Subsidiary or Affiliate.
ARTICLE XIV.
NON-TRANSFERABILITY OF AWARDS
Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Awards or any interest therein or any rights relating thereto other than as provided in the Plan shall be void and of no effect. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant.

ARTICLE XV.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
CHANGE IN CONTROL
15.1 Changes in Capitalization. In the event of any Adjustment Event affecting the Common Stock (including, without limitation, any Adjustment Event occurring after adoption of the Plan but prior to shareholder approval of the Plan), the Administrator shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the per-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award. In addition, the Administrator may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with Sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such Sections of the Code.
15.2 Accelerated Vesting and Payment Due to Change in Control. Unless otherwise determined by the Administrator at or after the grant date, or unless the Administrator otherwise determines in the manner set forth in Section 15.4 below, upon the occurrence of a Change in Control, all Awards under the Plan will be unaffected by the Change in Control. In the sole discretion of the Administrator at or after the grant date, and without limiting the preceding sentence, the Administrator may provide the following for any Award in the event of a Change in Control: (i) Options and Stock Appreciation Rights may become immediately exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units and Performance Units may lapse immediately prior to such Change in Control, and (iii) shares of Common Stock underlying Awards of Restricted Stock Units (and, if applicable, Performance Units) may be issued to each Participant then holding such Award immediately prior to such Change in Control; provided, that, at the discretion of the Administrator (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right and/or Restricted Stock Unit may be canceled in exchange for an amount equal to the product of (A) (I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price or base price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award; provided, further, that where the Change in Control does not constitute a “change in control event” as defined under Section 409A of the Code, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to Section 409A of the Code shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Restriction Period) that no such Change in Control had occurred). Notwithstanding the foregoing, the Administrator may, in its discretion, instead terminate any outstanding Options and Stock Appreciation Rights if either (x) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (y) the Administrator reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options and Stock Appreciation Rights.
15.3 Timing of Payments. Payment of any amounts calculated in accordance with Section 15.2 above shall be made in cash or, if determined by the Administrator (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control (subject to the payment timing restrictions contained in the second proviso of the first sentence of Section 15.2). For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.
15.4 Alternative Awards. Notwithstanding the above, unless otherwise determined by the Administrator at or after the grant date, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award, if the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided, that any Alternative Award must:
(i) be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Administrator prior to the Change in Control;
(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to shares of Common Stock received in settlement of such Award);
(iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);
(iv) have terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and
(v) not result in adverse tax consequences to the Participant under Section 409A of the Code.

ARTICLE XVI.
DATE OF GRANT
The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

ARTICLE XVII.
AMENDMENT AND TERMINATION OF THE PLAN
17.1 Amendment and Termination. Subject to Section 17.2 below, the Board or Committee may at any time amend, alter, suspend or terminate the Plan.
17.2 Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, and the adoption of any such amendment shall be contingent on such approval.
17.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Administrator. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Notwithstanding the foregoing, the Board or Committee or Administrator may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority as provided in the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.
17.4    Expiration of Grant Authority for “Performance-Based Compensation.” As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (other than Options or Stock Appreciation Rights) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s shareholders last approved the Plan, subject to any subsequent extension that may be approved by shareholders.

ARTICLE XVIII.
CONDITIONS UPON ISSUANCE OF SHARES
18.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such Applicable Laws, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.
18.2 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

ARTICLE XIX.
INABILITY TO OBTAIN AUTHORITY
The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.
ARTICLE XX.
RESERVATION OF SHARES
The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

ARTICLE XXI.
MISCELLANEOUS PROVISIONS
21.1 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.
21.2 No Guarantee of Employment or Participation. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan). No Service Provider shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.
21.3 Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Administrator shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Administrator may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).
21.4 Indemnification. To the maximum extent provided by law and by the Company’s Certificate of Incorporation and/or By-Laws, each person who is or shall have been a member of the Administrator or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
21.5 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Service Providers, in cash or property, in a manner which is not expressly authorized under the Plan.
21.6 Deferrals. The Administrator may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Parent, Subsidiary or Affiliate from being denied a Federal income tax deduction with respect to any Award other than an Award of Incentive Stock Options or to the extent required or permitted by applicable law. The Administrator may also require or permit Participants to elect to defer the issuance of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares of Common Stock.
21.7 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.
Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under Section 409A of the Code and that is not otherwise exempt from Section 409A of the Code, a Participant shall not be deemed to have incurred a termination of employment (or other term of similar import) unless and until he shall incur a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if as of Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under Section 409A of the Code and that is not otherwise exempt from Section 409A of the Code, for which payment is triggered by Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant’s death.
21.8 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New Jersey without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of New Jersey specifically and mandatorily applies.
21.9 Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.
21.10 No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.
21.11 No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Parent, Subsidiary or Affiliate to take any action which such entity deems to be necessary or appropriate.
21.12 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.
21.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
21.14 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
21.15 Code Section 83(b) Elections. The Company, its Affiliates and the Administrator have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to Section 83 of the Code in the participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any participant who makes an election pursuant to Section 83(b) of the Code will promptly provide the Administrator with a copy of the election form.
21.16 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of an Option, Stock Appreciation Right or Stock Purchase Right will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Administrator have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.
21.17 Right to Offset. Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by Applicable Laws, the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Affiliates.
21.18 Furnishing Information. A Participant will cooperate with the Administrator by furnishing any and all information requested by the Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Administrator may deem necessary when eligibility or entitlement to any compensation or benefit based on Disability is at issue.
21.19    Clawback Policy. The Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Awards or any shares of Common Stock or other cash or property received with respect to the Awards (including any value received from a disposition of the shares).